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                                   EXHIBIT 23





CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-62657) pertaining to the Ceres Group, Inc. 401(k) Plan (formerly The Retirement Plan for Employees of Central Reserve Life Insurance Company), of our report dated June 12, 2001, with respect to the financial statements and schedule included in this Annual Report (Form 11-K) for the year ended December 31, 2000.


                                                     /s/ Ernst & Young LLP


Cleveland, Ohio
June 25, 2001



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